EXHIBIT 11

                      CONSENT OF INDEPENDENT ACCOUNTANTS



The Shareholders and Board of Directors
USAA Mutual Fund, Inc.


We consent to the use of our reports incorporated herein by reference dated September 3, 1997 on the Aggressive Growth, Growth, Growth & Income, Income Stock, Income, Short-Term Bond, and Money Market Funds, separate funds of USAA Mutual Fund, Inc. and to the references to our firm under the headings "Financial Highlights" in the Funds' prospectuses.



                                   /s/ KPMG Peat Marwick LLP
                                   -------------------------------------
                                   KPMG Peat Marwick LLP

San Antonio, Texas
September 30, 1997
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